EXHIBIT 10.88

					TREASURY BOND 8.07%
					RENTAL FACTOR 3.29447%
					LEASE FUNDING NO:  94011

             LEASE SUPPLEMENT TO
      MASTER EQUIPMENT LEASE (the "Master Lease")
                  BETWEEN
      COCA-COLA FINANCIAL CORPORATION ("Lessor")
                   and
    COCA-COLA BOTTLING CO. CONSOLIDATED ("Lessee")
           DATED:  February 9, 1993

1.	Term
	The "Initial Term" shall commence on the 30th day of November, 1994 ("lease Commencement Date"); and will continue for a term of one hundred eight (108) months ending on the 30th day of November, 2003.

2.	Rent
	(a) BASIC RENT: As Basic Rent hereunder, Lessee shall pay an aggregate rental charge of $1,483,471.08, payable in arrears in thirty-six (36) quarterly installments of $41,207.53 each, beginning on February 30, 1995 and continuing on the same day of each calendar quarter thereafter during the Initial Term, with the final such installment being due and payable on November 30, 2003.

        (b) INTERIM RENT: Lessee shall pay Lessor Interim Rent on all payments made by Lessor for Equipment from the date of Lessor's payment, if paid prior to the Lease Commencement Date, until the Lease Commencement Date. Interim Rent shall be calculated from the date of such payment on the basis of a rate which shall be the lesser of (i) a daily rate of .00037 per dollar so paid by Lessor, (which rate is based on the rate implied by the Basic Rent amount set forth above), or
(ii) a per annum rate applied to the amount so paid by Lessor equal to the "Prime Rate" as published in The Wall Street Journal on the last business day prior to the date of such payment by Lessor. Interim
Rent shall be payable in full on the Lease Commencement Date.

    (c) SUPPLEMENTAL RENT: In addition to Basic Rent and Interim Rent, Lessee shall pay Lessor all Supplemental Rent provided for in the Master
Lease including, without limitation, all applicable sales and use taxes.

3.	Location of the Equipment
	The location(s) of the Equipment leased is (are) set forth on Exhibit "A" attached hereto.

4.	Equipment Leased
	The Equipment leased is described on each equipment invoice and installation notification subject to this Lease Supplement. The supporting equipment invoices, installation notifications and equipment serial numbers are summarized on Exhibit "A" attached hereto.

5.  Stipulated Loss Value
The "Stipulated Loss Value" of each item of Equipment, as of any particular date of computation, shall be determined with reference to Exhibit "B" attached hereto by multiplying the original cost of such item of Equipment as stated on Exhibit "A" hereto by the percentage of the cost of such item set forth opposite the applicable month number on Exhibit "B" hereto. For this purpose the applicable month number means the number of months or partial months elapsed since the Lease Commencement Date. If only a portion of an item of Equipment is affected by any event causing calculation of "Stipulated Loss Value" as specified in the Master Lease, and the cost of such portion of the Equipment cannot be readily determined from the original cost of such item set forth on Exhibit A, then the Stipulated Loss Value for such portion of the Equipment shall be as reasonably calculated by Lessor, with written notice of such amount being sent to Lessee by Lessor.

6.	Lease
     This Lease Supplement is executed and delivered under and pursuant to the terms of the Master Lease, and this Lease Supplement shall be deemed to be a part of, and shall be governed by the terms and conditions of the Master Lease. For purposes of this Lease
Supplement, capitalized terms which are used herein but which are not otherwise defined herein shall have the meanings ascribed to such terms in the Master Lease.

    IN WITNESS WHEREOF, Lessee has caused this Lease Supplement to be duly executed and delivered by its duly authorized officers, this 30th day of November, 1994.

LESSEE:
COCA-COLA BOTTLING CO. CONSOLIDATED


                                   By:_(sig. of Brenda B. Jackson appears here)
                                    -------------------------------------------
                                   Title: Vice President & Treasurer
                                    ---------------------------

(CORPORATE SEAL)
 Attest: (sig. of Patricia A. Gill)
          --------------------------
Title: Assistant Secretary
       -----------------------------

Accepted in Atlanta, Georgia, this 29th day of Dec.    1994.
                                  -----        -------

LESSOR:
COCA-COLA FINANCIAL CORPORATION
By: (sig. of Kathy L. Meyers appears here)
     -------------------------------------
Title: Op. Mgr.
       -----------------------------------

CERTIFICATE OF ACCEPTANCE

    This certificate of Acceptance is executed and delivered under and pursuant to the terms of that certain Master Equipment Lease dated February 9, 1993 (the "Lease") between Coca-Cola Financial
Corporation ("Lessor") and Coca-Cola Bottling Co. Consolidated ("Lessee"). This Certificate of Acceptance shall be deemed to be a part of, and shall be governed by, the terms and conditions of the Lease and words and phrases defined in the Lease shall have the same meanings in this Certificate of Acceptance.

    The undersigned, the Lessee under the Lease, acknowledges and agrees that the Equipment described on the manufacturers' invoices summarized on the attached Exhibit "A" has been delivered to Lessee and installed and has been accepted by the Lessee under and pursuant to and subject to all terms and conditions of the Lease, and that such Equipment is in good order and condition and is of the manufacture, design and capacity selected by Lessee and is suitable for Lessee's purposes. Lessee understands that Lessor is relying on the foregoing certification in its purchase of such Equipment and, to induce Lessor to purchase such Equipment, Lessee agrees that it will settle all claims, defenses, set-offs and counterclaims it may have with the manufacturer directly with the manufacturer and will not assert any thereof against Lessor, that its obligation to Lessor is absolute, and that Lessor is neither the manufacturer, distributor nor seller of such Equipment.

    This Certificate of Acceptance does not and shall not limit, abrogate or detract from any rights or claims against any manufacturer or vendor of the Equipment including, but not limited to, any warranties or representations written or oral, statutory, express or implied.

    IN WITNESS WHEREOF, Lessee has caused this Certificate of Acceptance to be executed and delivered by its duly authorized officers, the 30th day of November, 1994.

(CORPORATE SEAL)		LESSEE:  COCA-COLA BOTTLING CO.
                                CONSOLIDATED

                               By: Brenda B. Jackon
                                   -----------------------------
                               Title:  Vice Presient & Treasurer
                                       -------------------------
Attest: (sig. of Patricia A. Gill)
        --------------------------
Title: Assistant Secretary
       ---------------------------

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